UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 23, 2013

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2013, the boards of directors of TrustCo Bank Corp NY (“TrustCo”) and of its subsidiary Trustco Bank approved an amendment to the 2011 Restatement of Trustco Bank Executive Officer Incentive Plan (the “Plan”) to add a contingent payment feature that the board or its compensation committee may implement from time-to-time. Under the Plan as amended, the performance goals for a Plan year may take into account not only criteria and objectives for the applicable Plan year, but also performance for a prior plan year, and all or part of an incentive award for a Plan year may be made contingent on both the satisfaction of performance goals for a Plan year subsequent to the applicable Plan year and on continued employment with Trustco Bank through the end of such subsequent plan year. Amendment No. 1 to the Plan is attached hereto as Exhibit 10.(a) and is incorporated by reference herein.

The Plan generally provides for annual bonus compensation for executive officer participants in the Plan based on the achievement of certain corporate performance targets. The compensation committee reviews the plan bonus opportunities, performance targets, structure and other metrics on an annual basis. As previously disclosed, the corporate performance measures utilized for 2013 are comprised of return on average equity, efficiency ratio, and non-performing assets to total assets. The compensation committee decided to continue to use these performance measures for 2014.

Also on December 17, 2013, and pursuant to the Plan amendment described above, the compensation committee determined that the maximum award under the Plan for each of Robert J. McCormick (President and CEO), Robert T. Cushing (Executive Vice President and CFO), Scot R. Salvador (Executive Vice President and chief banking officer), Robert M. Leonard (Executive Vice President), Kevin M. Curley (Senior Vice President) and Eric W. Schreck (Senior Vice President), be set at 50% of base salary for 2014, subject to and consistent with the achievement of the 2014 performance goals under the Plan set forth by the compensation committee. The award will be paid in 2015 once year-end 2014 TrustCo and peer group comparable numbers can be obtained, but in no event later than March 15, 2015. Any portion of the award above 30% of base salary will be paid in 2016, in no event later than March 15, 2016, provided that both of the following conditions are satisfied: (i) the achievement of certain 2015 performance goals as established by the compensation committee pursuant to the Plan and (ii) the executive’s continued employment with the Company and the Bank through December 31, 2015 (except in the case of retirement, death, disability or termination without cause).

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Reg S-K Exhibit No.	Description

10(a)	Amendment No. 1 to 2011 Restatement of Trustco Bank Executive Officer Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 23, 2013

TrustCo Bank Corp NY
(Registrant)

	By:	/s/ Robert T. Cushing
Robert T. Cushing
Executive Vice President and
Chief Financial Officer